Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
Form S-8 No.     33-92060
Form S-8 No.     333-52653
Form S-8 No.     333-59360
Form S-8 No.     333-59378
Form S-8 No.     333-91178
Form S-8 No.     333-115136
Form S-8 No.     333-126875
Form S-4 No.     333-139083
of our report dated February 21, 2006, with respect to the consolidated financial statements of Park National Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Columbus, Ohio
February 27, 2007